Exhibit 99.1

RAD's RIO Performs Beyond Original Extreme Weather Engineering Expectations

Exclusive Power Management System Enables Continuous Operations Through Extreme Winter Weather

Detroit, Michigan, January 28, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today reported that its RIO™ autonomous security towers have been surpassing their original extreme weather performance estimates  as demonstrated by a RIO deployed north of Toronto, Ontario.

RAD RIO 360 autonomous security tower operating north of Toronto, Canada during sustained winter storm conditions, continuing normal operations despite snow, cold, and prolonged cloud cover.

This week's winter storm system has brought extreme conditions including snow, ice, and sustained cloud cover across much of the Midwest, East Coast, Southern United States, and parts of Canada, disrupting transportation, construction activity, and outdoor operations for extended periods. Cities such as Nashville have experienced rare and sustained winter conditions, while large regions remain under prolonged cloud cover that limits solar availability for outdoor infrastructure. For many temporary security deployments, these conditions have become a real-world stress test, separating equipment designed for ideal environments from systems engineered to endure extended adverse weather.

A specific example is a RIO 360 deployed in Vaughn, north of Toronto, Ontario, Canada. Despite extreme snow and related cloud cover, the unit continues operations unabated, well beyond RAD's engineering team's conservative estimates.

RAD engineered its RIO line of solar-powered security towers with specific power modes only possible since RAD's ROSA™ is a purpose-built security device. This allows RIO, in concert with forecasted weather conditions and the Company's propriety AI, to proactively set the appropriate power mode to conserve energy and help ensure mission critical operations despite extreme and extended weather environments, without the need for generators or battery recharging as is often needed with competitive towers. In these environments, systems that rely on exposed solar arrays and limited energy storage often explain degraded performance or outright shutdowns as unavoidable. RIO was engineered differently. Its power management architecture, battery capacity, and energy efficiency were designed with harsh weather scenarios in mind, allowing autonomous security operations to continue even when sunlight is limited for extended periods. This systems level approach reflects an understanding that outdoor security infrastructure must perform through real world conditions, not just favorable ones.

"Outdoor security infrastructure does not get to choose its operating conditions," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "RIO was engineered with the assumption that sunlight would be limited, weather would be hostile, and conditions would persist longer than expected. What we are seeing during this winter storm cycle is not RIO exceeding its design; it is RIO performing exactly as intended. This is the result of systems engineering decisions made years ago, not short-term optimization for ideal environments."

To mark RIO's performance under real world conditions, RAD is offering a limited promotional program tied to new RIO deployments. Orders placed by February 8, 2026, will qualify for delivery by February 20, 2026, with availability limited to 50 RIO units. For each qualifying deployment, RAD intends to direct 15 percent of the first 90 days of proceeds to a local animal shelter in the community where the RIO is installed. This initiative reflects RAD's commitment to supporting the communities it protects while continuing to deliver autonomous security systems engineered to perform when conditions are at their toughest.

Sitting atop a RAD RIO are either one or two ROSA units. ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

Security professionals and organizations evaluating outdoor autonomous security solutions are invited to connect with RAD to learn more about RIO's real world performance and deployment options. Interested parties can engage directly with the RAD team to discuss operating requirements, harsh weather considerations, and current availability as winter conditions continue to challenge outdoor security infrastructure across North America.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/